SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into by and between EGL, Inc., and its subsidiaries and affiliates (collectively, “EGL” or the “company”); and the United States of America and its Department of the Army, acting through the United States Department of Justice   (collectively, the “United States”); and David R. Vavra and Jerry Hyatt for themselves and for their heirs, dependents, descendants, executors, administrators, successors, attorneys, agents, representatives, and assigns (collectively, the “Relators”).  EGL, the United States, and the Relators shall be referred to herein individually as a “Party” and collectively as “the Parties.”

I.

RECITALS

A.

EGL (operating as Eagle Global Logistics) provides domestic and international freight transportation, customs brokerage, global logistics, supply chain management, and information services for commercial and industrial customers.  EGL has its principal offices at 15350 Vickery Drive, Houston, Texas.

B.

EGL has acted as a logistics subcontractor in the Middle East to Kellogg Brown & Root, Inc. (“KBR”) which, as prime contractor, provides various services to the Department of Defense and other agencies of the United States of America.

C.         On January 21, 2004, Relators filed an action against EGL and others under the qui tam provisions of the False Claims Act, 31 U.S.C. § § Section 3729, et seq., United States ex rel. David R. Vavra and Jerry Hyatt v. AES Cargo, et al., No. 1:04CV0042 (E.D. Texas)(“the Qui Tam Action”).  That action included allegations that EGL improperly overcharged KBR for services related to support of United States military operations in Iraq.  The United States commenced an investigation of those allegations.

D.

In the course of that investigation, EGL disclosed to the United States that its local agent in Kuwait, Al-Rashed, possibly had overcharged EGL for the rental or demurrage of shipping containers for the period from January through June of 2006.    EGL maintains that, without knowledge of any overcharges, EGL passed these demurrage charges on to KBR, which presumably included them in billings to the Army.   This conduct is termed the “Covered Conduct” for purposes of this Agreement.

E.

In order to avoid further attorneys’ fees and the risks and contingencies of litigation, the Parties mutually desire to settle all issues arising out of the Covered Conduct as described below.

F.

EGL does not admit any liability with respect to the Covered Conduct.

II.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the Recitals, mutual promises, covenants, obligations, releases and other valuable consideration set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

A.

EGL agrees to pay the United States, upon execution of this Agreement, the sum of Three Hundred Thousand Dollars ($300,000) (the “Settlement Amount”).  EGL represents that Al-Rashed will be the source of the funds for this payment.  The Settlement Amount will be paid via FedWire Electronic Funds Transfer to the United States Department of Justice within ten days of receipt of electronic funds transfer procedures to be provided to EGL following execution of this Agreement by the Parties.

 B.

The Relators do hereby release, dismiss, discharge, and agree not to pursue, civilly or administratively, EGL, Al-Rashed, and their officers, directors, agents, servants, employees, and any affiliate, parent, related or successor corporations, or successors in interest of and from any and all liability, claims, demands, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, costs, obligations, actions, causes of action, rights, damages, expenses, requests for subrogation, claims for declaratory relief, civil penalties and civil liability, penalties, fines, royalties, liens, interest, charges, costs of investigation, attorneys’ fees, remedies and/or causes of action, whether civil or administrative, including but not limited to 31 U.S.C. § § 3729, et seq.; and under common law, based on the Covered Conduct or on the company’s or the United States’ investigations of the Covered Conduct, or the company’s employment decisions related to the Covered Conduct.

C.   Subject to the exceptions in Paragraph D below, the United States, in consideration of the obligations of EGL under this Agreement, and conditioned upon the full payment of the Settlement Amount, agrees to release EGL and any affiliate, parent, related or successor corporations, or successors in interest from any civil or administrative monetary claims that the United States may have for the Covered Conduct under the False Claims Act,  31 U.S.C. § § 3729-3733; the Program Fraud Civil Remedies Act, 31 U.S.C. § § 3801-3812; or the common law theories of payment by mistake, unjust enrichment, breach of contract, and fraud.

D.       Notwithstanding any term of this Agreement, specifically reserved and excluded from the scope and terms of this Agreement as to any entity or person (including EGL and Relators) are the following claims of the United States:

1.

Any civil, criminal or administrative liability arising under Title 26, U. S. Code (Internal Revenue);

2.

Any criminal liability;

3.

Except as explicitly stated in paragraph C above, any administrative liability, including suspension and debarment from government contracting;

4.

Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

5.

Any liability based upon such obligations as are created by this Agreement;

6.

Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services;

7.

Any liability for failure to deliver goods or services due;

8.

Any liability of individuals, including officers and employees.

9.

This Agreement is intended to be for the exclusive benefit of those entities and individuals released herein and by this Agreement the Parties do not waive compromise or release any claims or causes of action against any other entity or individual.

        E.     EGL waives and will not assert any defenses EGL may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action.  Nothing in this Paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

F.

EGL agrees to and does hereby release, dismiss, and discharge the United States and the Relators from any and all liability, claims, or demands or any other recourse of any sort whatsoever EGL may have against the United States or any of its agents, servants, employees, departments and/or agencies in any way related to the Covered Conduct.

G.

EGL agrees that all costs (as defined in Federal Acquisition Regulation § 31.205-47) incurred by or on behalf of EGL and its successors, affiliates, parents, subsidiaries, officers, directors, agents, or employees in connection with (a) the matters covered by this Agreement; (b) the United States’ investigation of the Covered Conduct; (c) EGL’s investigation of the Covered Conduct, EGL’s defenses to these matters, and corrective action with respect to these matters; (d) the negotiation and performance of this Agreement; and (e) the payments made to the United States and the Relators pursuant to this Agreement shall be unallowable costs for government contract accounting purposes.  These amounts shall be separately accounted for by EGL and will not be charged either directly or indirectly to any contract with the United States.

H.  The United States agrees that Relators shall be awarded $36,000 of the Settlement Amount.  The United States will make this payment within a reasonable time after the United States’ receipt of the $300,000 from EGL.  The obligation to make this payment to the Relators is expressly conditioned on the receipt by the United States of the payment by EGL under this Settlement Agreement.  Should EGL fail to make any payment required by this Agreement, the United States shall have no obligation to make a payment to the Relators.

I.  Relators agree that this settlement is fair, adequate, and reasonable under all circumstances, and will not challenge this Agreement pursuant to 31 U.S.C. § 3730(c)(2)(B), and expressly waive the opportunity for a hearing on any such objection, pursuant to 31 U.S.C. § 3730(c)(2)(B).

J.  On receipt of the $36,000 payment from the United States, Relators, for themselves, their heirs, successors, and assigns, will release and will be deemed to have released and forever discharged the United States from any claims pursuant to 31 U.S.C. § 3730 for a share of the proceeds of this Settlement Agreement and from any and all claims, of whatever kind, against the United States arising out of or relating to Civil Action No. 1:04CV0042 filed in the United States

District Court for the Eastern District of Texas as it relates to the matters subject to this Settlement.

K.   This Agreement, together with all of the obligations and terms hereof, shall inure to the benefit of and shall bind assigns, successors-in-interest, or transferees of the Parties.

L.   The Parties hereby agree that the terms of this Agreement and information about the Agreement may be disclosed to the public, except to the extent matters may remain under seal.

M.    This Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the Parties hereto.  No oral understandings, statements, representations, promises, warranties, or inducements contrary to the terms hereof exist or are to be relied upon by any Party.

N.     Each natural person signing this Agreement on behalf of a Party hereby represents and warrants that he is duly authorized to execute this Agreement on behalf of and to bind his respective Party to every term, condition, and release in this Agreement.

O.     EGL, the United States, and the Relators each represent and warrant that they are entering into this Agreement freely and voluntarily and that they have been represented by legal counsel and have participated in the negotiation and drafting of this Agreement.

P.    This Agreement may not be modified, amended, or terminated except by a written agreement signed by the Parties and specifically referring to this Agreement.

Q.     This Agreement is governed by the laws of the United States of America.  The Parties agree that the exclusive jurisdiction and venue for any dispute arising under this Agreement will be the United States District Court for the Eastern District of Texas.

R.    The failure or delay of a Party to enforce any term of this Agreement will not constitute a waiver of such term or of any other terms of the Agreement.

IN WITNESS HEREOF, the Parties hereto have executed this Agreement effective as of the date of the last signatory to it.

Dated:  February 28

, 2007

UNITED STATES OF AMERICA

MATTHEW D. ORWIG

United States Attorney

350 Magnolia Avenue, Suite 150

Beaumont, Texas 77701-2237

By:

 /s/ Michael W. Lockhart

Michael W. Lockhart

Assistant U.S. Attorney

Dated:February 28, 2007

__/s/ Stanley E. Alderson______________________

Stanley E. Alderson

Trial Attorney

Commercial Litigation Branch

Civil Division

U.S. Department of Justice

                                    ON BEHALF OF THE RELATORS

Dated:    February 28               , 2007

/s/ David R. Vavra____________________

David R. Vavra

Dated:     February 28              , 2007

/s/ Jerry Hyatt________________________

                                   Jerry Hyatt

Dated:      February 28             , 2007

_/s/ Gregory Dykeman  ________________

Gregory Dykeman

Counsel for Relators David R. Vavra and Jerry Hyatt

Dated:       February 28             , 2007

_/s/ Mitchell A. Toups_________________

            Mitchell A. Toups

Counsel for Relators David Vavra and Jerry Hyatt

Dated:  February 28

              , 2007

EGL, INC.

By:

 /s/ Jim Crane_______________________

Jim Crane

Chairman, President and Chief Executive

Officer